NYSE MKT Symbol - UEC
Uranium Energy Corp Exercises Option to Acquire the Alto Paraná Titanium Project in Paraguay

Corpus Christi, TX, July 10, 2017 - Uranium Energy Corp (NYSE MKT: UEC, the "Company" or "UEC") is pleased to announce that the Company has exercised its previously disclosed option (the "Option") to acquire all of the issued and outstanding shares of CIC Resources (Paraguay) Inc. ("CIC"), a wholly-owned subsidiary of CIC Resources Inc. (the "Vendor"), in accordance with the terms and conditions of the Company's share purchase and option agreement (the "Share Purchase and Option Agreement") with the Vendor, dated March 4, 2016, as amended. As a result, UEC now controls 100% of the Alto Paraná Titanium Project (the "Property") located in the departments of Alto Paraná and Canindeyú in the Republic of Paraguay.

Amir Adnani, President & CEO, stated: "Over the last 5 years we have invested in assembling a team of technical and local experts in Paraguay to advance our ISR uranium portfolio. The acquisition of the Alto Parana project in no way reflects a change in the strategic direction of UEC, rather an opportunity to acquire a large, advanced asset within a familiar jurisdiction. Leveraging our in-country presence and know-how, we identified a timely and strategic opportunity to consolidate over 70,000 hectares making up the Alto Parana titanium project and its pilot plant for the benefit of UEC shareholders. Approximately $25 million has been invested in this project to date by CIC Resources and its former JV partner, Tronox. The UEC team and advisors have spent a considerable amount of time reviewing these assets, and in the coming months we will update the market on our go-forward plans to unlock value at Alto Paraná."

In accordance with the terms of the Share Purchase and Option Agreement, the Company has issued to the Vendor 664,879 restricted common shares of the Company (each, a "Share"), at a deemed issuance price of $1.5363 per Share, for aggregate consideration of $1,021,453 (the "Consideration"). The Consideration represents (i) the Company's Option exercise payment of $275,000 and (ii) the reimbursement by the Company to the Vendor of all Property maintenance costs incurred since execution of the Share Purchase and Option Agreement. In addition to the Consideration, the Company has also granted the Vendor a 1.5% net smelter returns royalty (the "Royalty") on the Property. The Company has the right, exercisable at any time for a period of six years following exercise of the Option, to acquire one-half percent (0.5%) of the Royalty at a purchase price of $500,000.

The Company previously acquired all of the issued and outstanding shares of JDL Resources Inc. ("JDR"), also a wholly-owned subsidiary of the Vendor, pursuant to the terms of the Share Purchase and Option Agreement, in June 2016. The Company acquired JDR in exchange for a cash payment of $50,000 and the issuance of 1,333,360 Shares to the Vendor. JDR holds additional titanium mineral property concessions that lie adjacent to and contiguous with the Property.

The Alto Paraná Titanium Project is an advanced exploration stage project located in eastern Paraguay, within the department of Alto Paraná, approximately 100 km north of Ciudad del Este. The Property covers an area of 70,498 ha of land under five mining permits granted by the Ministry of Public Works and Communications, Paraguay. The project is near Itaipu, the second largest hydro-electric dam in the world and a source of cost-effective power. Work to date on the Property has included an extensive program of pitting and auger drilling, development of a small test mine, construction of a pilot plant to evaluate the proposed beneficiation flow sheet, bench scale smelting tests, production of approximately 110 tonnes of concentrate for a large scale smelting tests and associated engineering, marketing, logistical and environmental work.

UEC will now be working on preparing a proposed NI 43-101 Technical Report for the Property which will be released before the end of 2017 and is continuing to evaluate options to further unlock the potential value of these acquisitions.

Titanium can be alloyed with iron, aluminum, vanadium and molybdenum, among other elements, to produce strong, lightweight alloys for aerospace applications (jet engines, missiles, and spacecrafts). Of all the mined and synthetic titanium minerals, only 5% is used to produce titanium metal. The remaining 95% is used to manufacture pure titanium dioxides - a pigment that enhances brightness and opacity in paints and inks, paper, and plastics, and even in food products and cosmetics. It is also the metal used in the body of Apple's MacBook line - helping achieve a lightweight frame. The rally in pigment markets has had a significant impact on feedstocks, resulting in increasing demand, declining inventories and increasing prices, led by spot prices in China. From the commercial perspective, ilmenite is the most important ore of titanium, since ilmenite is the main source of titanium dioxide. At the time, UEC executed its Share Purchase and Option Agreement, spot ilmenite prices bottomed at US$60/t towards the end of 2015/early 2016. According to Bloomberg, ilmenite bulk concentrate is now priced at approximately US$178/t.

About Uranium Energy Corp.

Uranium Energy Corp. is a U.S.-based uranium mining and exploration company. The Company's fully-licensed Hobson Processing Facility is central to all of its projects in South Texas, including the Palangana ISR mine, the permitted Goliad ISR project and the development-stage Burke Hollow ISR project.  Additionally, the Company controls a pipeline of advanced-stage projects in Arizona, Colorado and Paraguay.  The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp. Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.